UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 7, 2006

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 7, 2006, MTI Technology Corporation (the “Company”) entered into a Change of Control Agreement with each of the following executive officers: (i) Thomas P. Raimondi, Jr., the Company’s Chairman, President and Chief Executive Officer; (ii) Scott J. Poteracki, the Company’s Executive Vice President, Chief Financial Officer and Secretary; (iii) Keith Clark, the Company’s Executive Vice President, European Operations; (iv) Richard L. Ruskin, the Company’s Executive Vice President, U.S. Sales and Marketing; and (v) Todd Williams, the Company’s Vice President, Corporate Controller and Principal Accounting Officer. Each Change in Control Agreement will continue in effect until December 31, 2006, and will automatically renew for additional one-year terms unless either party to the applicable agreement provides notice to the other party at least ninety (90) days prior to the end of the term that the agreement will not be so extended. Furthermore, notwithstanding the foregoing, the agreement cannot be terminated within twelve (12) months following a change of control (as defined in the agreement) of the Company occurs.
     If, during the term of the applicable agreement, the employee’s employment is terminated within twelve (12) months following a change of control of the Company, and subject to the employee’s execution of a release agreement in a form satisfactory to the Company, the employee will be entitled to the following compensation and benefits:
•	If the employee’s employment is terminated (i) by the Company for cause or disability (each as defined in the agreement), (ii) as a result of the employee’s death or (iii) other than for good reason (as defined in the agreement), then the employee will receive his accrued compensation, and, if the termination was a result of the employee’s death or disability, the employee will also receive a pro rata bonus based on the number of days he was employed in the calendar year in which the termination occurred.

•	If the employee’s employment is terminated for any reason other than those described above, then (i) the employee will receive his accrued compensation and a pro rata bonus, (ii) the employee will receive severance pay equal to the sum of his base salary at the time of the termination (or, if greater, within the 90 days prior thereto) plus his target bonus for the fiscal year in which the termination occurred, (iii) the employee’s stock options that would have vested in the twelve (12) months following the termination assuming continued employment will become vested and exercisable, and (iv) the employee’s health insurance, life insurance and other benefits will be continued at Company expense for twelve (12) months following the termination.
     The Change of Control Agreement supersedes all prior agreements between the parties with respect to the subject matter thereof, including the Severance Agreements previously entered into between the Company and each of applicable executive officers. The foregoing description of the Change of Control Agreement is qualified by reference to the text of the agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Form of Change of Control Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: February 13, 2006	By:	/s/ Scott J. Poteracki
Scott J. Poteracki
Executive Vice President, Chief Financial Officer and Secretary

Index to Exhibits

Exhibit No.	Description
10.1	Form of Change of Control Agreement.